UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

______________________

(Address of principal executive offices)

20850

____________________

(Zip Code)

(240) 864-2600

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On June 2, 2014, the Board elected Franklin Salisbury, Jr. as a director, effective immediately. Mr. Salisbury will stand for election at the Company’s 2015 annual meeting of stockholders. Since 1998, Mr. Salisbury has served as President of the National Foundation for Cancer Research (NFCR) where numerous research consortia and collaborations among research hospitals and pharmaceutical companies were launched under his leadership. Mr. Salisbury holds a B.A. in economics from Yale in 1978, a Masters of Arts degree from the University of Chicago, and a M.Div. from Yale Divinity School. He also earned his J.D. from the University of Georgia in 1992. There are no arrangements or understandings between Mr. Salisbury and any other person pursuant to which Mr. Salisbury was selected to be a director of the Company. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At the time of his election, the Board appointed Mr. Salisbury to the Audit and Compensation committees.

The Board has concluded that Mr. Salisbury is independent. Mr. Salisbury will be compensated consistent with the current compensation program for non-employee directors and did not enter into any compensation arrangements at the time of his election.

A copy of the Company’s press release issued on June 3, 2014 regarding the election of Mr. Salisbury is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1		Press release dated June 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

/s/ Cynthia W. Hu

Name: Cynthia W. Hu

Title: COO, General Counsel & Secretary

Date: June 3, 2014